UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): September 30, 2011

BULLFROG GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

BULLFROG GOLD CORP.

TABLE OF CONTENTS

Page

Item 2.01	Completion of Acquisition or Disposition of Assets	1
	The Merger	1
	Description of Our Company	3
	Description of Our Business	4
	Forward-Looking Statements	12
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	13
	Risk Factors	17
	Security Ownership of Certain Beneficial Owners and Management	25
	Executive Officers and Directors	26
	Certain Relationships and Related Transactions	30
	Unregistered Sales of Equity Securities	32
	Description of Capital Stock	33

Item 3.02	Unregistered Sales of Equity Securities	35

Item 4.01	Change in Registrant's Certifying Accountant	36

Item 5.01	Changes in Control of Registrant	37

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	37

Item 5.06	Change in Shell Company Status	37

Item 9.01	Financial Statements and Exhibits	37

EXPLANATORY NOTE

This amendment on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K for Bullfrog Gold Corp., as initially filed with the Securities and Exchange Commission ("SEC") on October 6, 2011 (the "Original Report").  The purpose of this Amendment is to (i) correct and clarify certain disclosure in Item 2.01, (ii) add disclosure to the Notes to our interim financial statements attached as Exhibit 99.2, and (iii) to attach David Beling's employment agreement as an exhibit.  This Amendment is an amendment and restatement of the Original Report.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 19, 2011, the board of directors of Bullfrog Gold Corp. (the “Company”, “we”, “us” or “our”) authorized a 51.74495487 for one forward split of its outstanding common stock in the form of a dividend, whereby an additional 50.74495487 shares of common stock, par value $0.0001 per share, were issued on each one share of common stock outstanding on July 25, 2011.  On July 21, 2011, we filed an Amended and Restated Certificate of Incorporation in order to, among other things,  (i) authorize the change of the name of the Company to “Bullfrog Gold Corp.” from “Kopr Resources Corp.,” (ii) increase the authorized capital stock of the Company to 250,000,000 shares and (iii) change the par value of the capital stock of the Company to $0.0001 per share from $0.001 per share.  Additionally, effective July 21, 2011, we amended and restated our bylaws to, among other things, increase the maximum number of directors to be appointed to our board.

The Merger

On September 30, 2011, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Standard Gold Corp., a privately held Nevada corporation (“Standard Gold”), and Bullfrog Gold Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Standard Gold, and Standard Gold, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, an aggregate of 14,357,135 shares of Standard Gold’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into securities of the Company based on the following breakdown: (i) 13,645,596 of the shares of Standard Gold’s outstanding common stock were converted into the right to receive an aggregate of 13,645,596 shares of the Company’s common stock on a one for one basis and (ii) an aggregate of 711,539 of the issued and outstanding shares of common stock of Standard Gold immediately prior to the closing of the Merger was converted into the right to receive an aggregate of 711,539 shares of the Company’s Series A Convertible Preferred Stock on a one for one basis (the “Series A Preferred Stock”), which is convertible into shares of the Company’s common stock on a one for one basis .  In the aggregate 13,645,596 shares of the Company’s common stock were issued in the Merger to certain holders of Standard Gold’s common stock and an aggregate of 711,539 shares of Series A Preferred Stock were issued to a certain holder of Standard Gold’s common stock.

•
Following the closing of the Merger, the Company sold an aggregate of  9,127,250 units (“Units”) in a private placement (the “Private Placement”), with each Unit consisting of (i) one share of the Company’s common stock (or, at the election of any investor who would, as a result of purchase of Units, become a beneficial owner of 5% or greater of the outstanding shares of common stock of the Company, one share of the Company’s Series A Convertible Preferred Stock) and (ii) a three year warrant to purchase shares of common stock equal to 50% of the number of shares of common stock or shares of Series A Convertible Preferred Stock sold in the Private Placement at an exercise price of $0.60 per share.

•
Immediately following the closing of the Merger and the Private Placement, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, the Company transferred all of its pre-Merger assets and liabilities to its wholly owned subsidiary, KOPR Resources Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, the Company transferred all of the outstanding capital stock of SplitCo to a former officer and director of the Company in exchange for cancellation of an aggregate of 22,510,919 shares of the Company’s common stock held by such person (the “Split-Off”), which left 11,000,000 shares of the Company’s common stock held by persons who were stockholders of the Company prior to the Merger. Of these shares, 9,000,000 shares constituted the Company’s “public float” prior to the Merger that will continue to represent the shares of the Company’s common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Merger Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, which is filed as Exhibit 10.5 hereto and (iii) the Stock Purchase Agreement, which is filed as Exhibit 10.6 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Subscription Agreement filed as Exhibit 10.1 hereto, (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto, (iii) form of Warrant, filed as Exhibit 10.3 hereto and (iv) the Amended and Restated Series A Convertible Preferred Stock Certificate of Designation, filed as Exhibit 10.4 hereto each of which is incorporated herein by reference.

Neither the Company nor Standard Gold had any options or warrants to purchase shares of their capital stock outstanding immediately prior to the closing of the Merger. The Company has adopted, and its stockholders have approved, an equity incentive plan and reserved 4,500,000 shares of its common stock for issuance as incentive awards to officers, directors, employees and other qualified persons in the future. Upon the closing of the Merger, we issued options to purchase an aggregate of 4,060,000 shares of our common stock, of which options to purchase 1,250,000 shares were issued to David Beling, our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and director, and options to purchase 1,200,000 shares were issued to Alan Lindsay, the Chairman of our Board of Directors.

Following the closing of the Merger, the closing of the Private Placement for $3,650,900 (which includes the exchange of a bridge note in the aggregate principal amount of $150,000 and the conversion of debt owed by either the Company or Standard Gold in the aggregate amount of $790,900 which was converted on a dollar for dollar basis into the Private Placement)  and the Company’s cancellation of 22,510,919 shares in the Split-Off, there were issued and outstanding (i) 29,897,846 shares of the Company’s common stock, (ii) 4,586,539 shares of the Company’s Series A Preferred Stock and (iii) warrants to purchase 4,563,625 shares of the Company’s common stock. Approximately 46% of the issued and outstanding shares of Common Stock are held by the former stockholders of Standard Gold and approximately 25% are held by the investors in the Private Placement.

The shares of the Company’s common stock issued to former holders of Standard Gold’s common stock in connection with the Merger, and the shares of the Company’s common stock, the shares of the Series A Preferred Stock and the warrants issued in the Private Placement were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of common stock and shares of Series A Preferred Stock and these warrants contain a legend stating the restrictions applicable to such securities.

Changes Resulting from the Merger.  The Company intends to carry on Standard Gold’s business as its sole line of business.

Stockholder Approval.  The Merger and its related transactions were approved by the holders of a requisite number of shares of Standard Gold’s capital stock pursuant to written consents dated as of September 30, 2011. Under Nevada law, Standard Gold’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Standard Gold pay them the judicially determined fair value of their shares. Determination of fair value is based on many relevant factors that a court may consider. At October 6, 2011, no holders of shares of Standard Gold’s common stock had indicated their intention to seek appraisal of their shares.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Standard Gold is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Standard Gold and will be recorded at the historical cost basis of Standard Gold, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Standard Gold, historical operations of Standard Gold and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer.  The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

Description of Our Company

The Company was incorporated as a Delaware corporation on July 23, 2007 for the purpose of acquiring and exploring mineral properties for gold, silver and other metals.  On July 21, 2011, we amended and restated our Certificate of Incorporation in order to, among other things, (i) authorize the change of our name to “Bullfrog Gold Corp.” from “Kopr Resources Corp.,” (ii) increase our authorized capital stock to 250,000,000 shares and (iii) change the par value of our capital stock to $0.0001 per share from $0.001 per share.

Standard Gold was incorporated in Nevada on January 12, 2010 and is a gold resource company focused on exploring and developing gold mining projects.  To date, Standard Gold has not generated  revenues or earnings as a result of its activities.  As a result of the Merger, Standard Gold became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Standard Gold as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to Standard Gold, as a privately owned company, and for periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including Standard Gold).

Overview

We are primarily engaged in the acquisition and exploration of properties that may contain gold mineralization in the United States.   Our target properties are those that have been the subject of historical exploration.  We have acquired State Leases and Federal patented and unpatented mining claims in the states of Arizona and Nevada for the purpose of exploration and potential development of gold on a total of approximately 6,860 acres.  We plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of precious and base metals that are prospective for mining.

Bullfrog Gold Project

(1)	Location

The central part of the Bullfrog Mining District lies approximately 2-1/2 miles northwest of the town of Beatty, which is in southwestern Nevada. (Figure 1).  Beatty lies 116 miles northwest of Las Vegas, via U.S. Highway 95, and 93 miles south of Tonopah, also via U.S. Highway 95.  The California border is 27 miles southwest of Beatty via Nevada Highway 374.

   Figure 1    Bullfrog Project Location Map

(2)  Title & Holding Requirements

On September 29, 2011, Standard Gold entered into an Amended and Restated Agreement of Conveyance, Transfer and Assignment with Bullfrog Holdings, Inc. and NPX Metals, Inc., pursuant to which Standard Gold acquired 100% right, title and interest in and to certain mineral claims known as the “Bullfrog Project” in consideration for 923,077 (post-reverse split on a 1 for 3.25 basis) shares of Standard Gold’s common stock which were issued to NPX Metals, Inc. and a 3% Net Smelter Royalty in the Bullfrog Project to Bullfrog Holdings, Inc. To retain the property, the Company must pay the annual claim maintenance fees  and file a Notice of Intent to Hold with the  BLM and Nye County,  Nevada. The Company must also pay the county taxes on the two patented properties.

(3)	History

In 1904 the Original Bullfrog and Montgomery-Shoshone mines were discovered by local prospectors. Prospecting activity was widespread over the Bullfrog Hills, and encompassed a 200-square-mile area  but centered within a two-mile radius around the town of Rhyolite. The Montgomery- Shoshone mine reportedly produced about 94,000 ounces of gold prior to its closure in 1911, but there was no significant production from the other mines. Mines in the district were sporadically worked from 1911 through 1941.

With the rise of precious metal prices in the early 1970's, the Bullfrog District again underwent intense prospecting and exploration activity for gold as well as uranium. Companies exploring the area included Texas Gas Exploration, Inc., Phillips Uranium, Tenneco /Copper Range, U.S. Borax, Western States Minerals, Rayrock,  St. Joe American and successors Bond, Lac and Barrick Minerals,  Noranda, Angst Mining Company, Placer Dome, Lac-Sunshine Mining Company Joint Venture, Homestake, and  others. In addition to these major companies, several junior mining companies and individuals were involved  as prospectors, promoters and  owners. These  scientific investigations yielded a new deposit model for gold ore bodies in the Bullfrog District.  The identification and understanding of the detachment fault system led to significant changes in exploration program techniques, focus, and success.  The discovery of the Bullfrog deposit was the direct result of reevaluation of the area and the development of the dilatant zone ore deposit model.

In 1982 St. Joe American, Inc. initiated drilling in the Montgomery-Shoshone mine area.  By 1986, sixty holes had been drilled and a mineral inventory was defined. Subsequent drilling outlined a reported 2.9 million ounces of gold equivalent in the Bullfrog deposit.  A series of corporate takeovers went from St. Joe, to Bond Gold, to Lac Minerals and eventually to Barrick Minerals.  Production started in 1989 and recovered  approximately 200,000 ounces of gold annually from a conventional, 8,000 ton/day cyanidation mill mainly fed from open pit operations and later supplemented with underground production. After Barrick discontinued operations in 2003, several groups continued exploration on a limited basis.

(4)	Property Status and Plans

The Montgomery-Shoshone open pit mine remains open for possible access to additional mineralization that may occur on the Company’s adjacent property to the northeast of Barrick’s pit limit.  The Company has conducted limited field examinations on its property to date but intends to evaluate all relevant available information and soon thereafter conduct geochemical sampling, geophysics and drilling programs that are exploratory in nature. Our primary targets are deposits that may be mined by open pit methods while assessing secondary targets that have potential for underground mining. The Company’s claims and patents cover approximately 1,620 acres but contain no known reserves and no plant or equipment. Electric power is available within two to five miles of the Company’s property.

(5)	Geology

The Bullfrog Hills, in which the Bullfrog Project is located, are characterized by a complex geologic environment. The Hills are composed of complexly folded and faulted Tertiary volcanic rocks overlying a basement core complex of Paleozoic sedimentary and metamorphic rocks. The geologic structure is distinguished by widespread detachment faulting associated with tectonic events that formed the Basin and Range Geomorphic Province. The Bullfrog area mineral deposits occupy dilatant zones caused by tension faulting associated with the large detachment fault underlying the area.  This detachment displacement and tension faulting resulted in the fracturing of brittle volcanic rocks that then became a suitable conduit for the movement of mineralizing hydrothermal fluids.  This fracturing and fluid movement allowed for the saturation of a large volume of rock with mineral-bearing solutions. The structural framework of the area also shows that classic strike-slip faulting associated with movement of the upper plate of the detachment fault caused north-south tension fractures and additional dilatant zones.  It appears that the historic Barrick Bullfrog and Montgomery-Shoshone ore bodies were formed in either separate dilatant zones or the same zone which was subsequently dissected and displaced by tension faulting.  There is compelling evidence that other dilatant zones, perhaps a continuation of the Bullfrog Mine dilatant zone, continue toward the north. Much technical work has been completed by government as well as private entities in the district since the early 1970's.  This work includes geophysics, airborne radiometric surveys, geologic mapping, drilling and geochemistry.

Newsboy Gold Project

(1)	Location

The Newsboy Gold Mine Project is located in the Vulture Mountains of Arizona and consists of approximately 5,240 acres of state and federal lands located 45 miles northwest of the City of Phoenix, Arizona in Maricopa County.  The closest towns, Wickenburg and Morristown, are located 10 miles and 3 miles respectively from the site.  The Project is easily accessible by road and paved highway from Morristown. The Newsboy Project is located close to several well known historical gold mines including:  the Vulture, Congress and Yarnell mines.

(2)	Title & Holding Requirements

On August 30, 2011, Standard Gold entered into an Agreement of Conveyance, Transfer and Assignment with Aurum National Holdings Ltd. (“Aurum”),  pursuant to which Standard Gold purchased an option held by Aurum under that certain Option to Purchase and Royalty Agreement dated as of August 13, 2009 and as amended on June 30, 2011, between Aurum and Southwest Exploration, Inc. (“Southwest”), which gave Aurum the option to purchase a 100% right, title and interest in and to certain mineral claims known as the “Newsboy Project”.  In consideration for the assignment of the option, Standard Gold issued to Aurum and its designees an aggregate of 4,000,000 (post-reverse split) shares of its common stock.

On September 28, 2011,  Standard Gold and Southwest entered into an Option to Purchase and Royalty Agreement pursuant to which Southwest granted to Standard Gold, the sole and immediate working right and option to earn a One Hundred Percent (100%) interest in and to the Newsboy Project property free and clear of all charges encumbrances and claims.  In order to maintain the working right and option, Standard Gold is obligated to pay Southwest an aggregate of $3,425,000.  $500,000 has previously been paid by a third party.  The balance of $2,925,000 is payable on the following schedule:

(i)	on January 1, 2012, the sum of US $150,000.00; July 1, 2012 the sum of US $150,000.00;
(ii)	on January 1, 2013, the sum of US $200,000.00; July 1, 2013 the sum of US $200,000.00;
(iii)	on January 1, 2014, the sum of US $250,000.00; July 1, 2014 the sum of US $250,000.00;
(iv)	on January 1, 2015, the sum of US $300,000.00; July 1, 2015 the sum of US $300,000.00;
(v)	on January 1, 2016, the sum of US $350,000.00; July 1, 2016 the sum of US $350,000.00; and
(vi)	on January 1, 2017, the sum of US $425,000.00.

Upon the full payment of the $3,425,000, the option will be considered automatically exercised and Standard Gold will have earned a 100% interest in and to the Newsboy Project property free and clear of all liens and encumbrances.     Notwithstanding the foregoing, Standard Gold is obligated to pay a Net Smelter Royalty payment equal to two percent (2%) of the proceeds from the sale or other disposition  from any purchaser of any mineral derived from the ore mined from the Newsboy Project property. To retain the property, the Company must also pay the annual claim maintenance fees and file a Notice of Intent to Hold with the BLM and Maricopa County. The Company must also make annual payments for the lands leased from the State of Arizona.

(3)	History

Recorded historic mining activity is limited to a mineralized breccia exposed in the central zone of the deposit.  Miscellaneous workings dating from 1915 include adits, a raise, a winze, trenches and an irregular inclined shaft.  From 1940 to 1941 an estimated 11,000 tons of ore was shipped as flux to smelters in Arizona.  The average grade of this material was 0.07 ounces of gold and 8.1 ounces of silver per ton.  Several smaller prospects consisting of shafts, adits and shallow pits (likely of limited production) are scattered throughout the Project.

During the 1980’s several junior mining companies conducted evaluation work on the Project.  In 1985 a 22 hole (4,170 feet) rotary percussion drill program by the Checkmate Resources Ltd./Little Bear Resources Ltd. joint venture (“CLB”).  Subsequently, Westmont Mining Company (“Westmont”) recovered and assayed duplicate samples from the CLB holes.  Westmont secured title to the Project and in 1987 began a program of geologic mapping, aerial photography and photogrammetry, rockchip sampling of outcrops and 83 reverse circulation drill holes totalling 19,080 feet.  In 1989 Lupine Minerals Corporation  secured a joint venture with Westmont and drilled 19 additional reverse circulation holes totaling 4,530 feet.  By the end of 1989 a total of 102 holes (23,610 feet) had been drilled on the Project.

During 1990 and 1991, Newsboy Gold Mining Company (NGMC), a 100% owned subsidiary of the Australian listed Pima Mining NL executed a purchase option on the Newsboy Project from Westmont.  NGMC drilled 12 diamond core holes (1,681 feet), 40 reverse circulation holes (6,560 feet), conducted metallurgical test work, re-interpreted the geology and completed resource/reserve and mine planning studies.  NGMC also completed the following studies in 1991 and 1992 in preparation for mining the Newsboy Project:

•	Feasibility Study from Signet Engineering Pty Ltd. of Perth, Australia;
•	Metallurgical Study from Kappes, Cassiday & Associates of Reno, Nevada;
•	Resource and Reserve Calculation from Computer Aided Geoscience Pty. Ltd. of Sydney, Australia;
•	Environmental Assessment from Fletcher Associates;
•	Arizona Aquifer Protection by Lyntek Inc. Harding Lawson Associates, Water Resources Associates Inc.;
•	Socioeconomic Impact of the Newsboy Gold Mine from the Western Economic Analysis Center;
•	Mining Plan of Operations by Lyntek Inc. Harding Lawson Associates;
•	Due Diligence Review of Newsboy Gold Project by Pincock, Allen & Holt Inc. (“PAH”); and,
•	Newsboy Gold Project, Plan of Execution by Signet Engineering.

A total of 31,851 feet of drilling has been completed on the Newsboy Project over five programs at an expenditure of more than $5 million.

Year	Operator	Drill Method	No. Holes	Total Footage
1987	WMC	RC	29	5,910
1988	WMC	RC	54	13,170
1989	LM/WMC	RC	19	4,530
1990	NGMC	DD	12	1,681
1992	NGMC	RC	40	6,560
Total			154	31,851

Metallurgical test work by Kappes, Cassiday and Associates (“KCA”) in 1991, has shown gold and silver recoveries on cyanide bottle roll tests of 91% and 20% respectively on samples ground to 80% passing 100 mesh.  Further testing may find ways to increase silver recoveries.  Cyanide and lime consumptions were low, ranging from 0.07 to 0.38 pounds per ton for cyanide and 1.3 to 2.3 pounds per ton for hydrated lime.  KCA concluded that “the ore is fairly clean and free of cyanicides”.

In 1991 a feasibility study was completed for a 600,000 ton per annum processing plant for the Newsboy Project.  The report included design criteria for the Newsboy Project including previous and current testwork, equipment lists, mass balance flowsheet consistent with the design criteria and testwork results, layouts, process description with proposed equipment and plant operation, infrastructure review, developing capital and operating costs and a project schedule.

The feasibility study concluded that ore could be economically processed at a rate of 600,000 ton per annum at a mineable grade of 0.05 ounces of gold and 1.4 ounces of silver per ton at an average strip ratio of 3.6:1.  Anticipated recoveries, based on the metallurgical studies, were projected at 90% for gold and 20% for silver for a proposed production rate of 27,000 ounces of gold and 168,000 ounces of silver per year.  By the late 1990’s NGMC abandoned the property due to low gold prices and other adverse conditions.

From September 2008 to August 2009 Southwest acquired the Newsboy Project by staking 44 lode claims (880 acres) and 12 placer claims (1,920 acres).  Four separate state leases (1,520 acres) were also acquired.  Southwest evaluated the geology, drilling, workings, survey control and access, and collected 33 samples.  Of these samples, 10 assayed at or above the gold cut-off range of 0.8 ppm. In 2009 and 2010 an additional 46 lode claims were staked.

(4)   Property Status and Plans

The Company’s property contains no known reserves and no plant or equipment. Electric power is available approximately 3 miles from the Company’s property. The Company and its independent consultants have developed a detailed exploration drilling program to confirm and expand existing mineralized zones and collect additional environmental data. The first phase drill program is scheduled to start in October 2011 and be completed by year end. After sufficient additional drilling is completed during 2012, the Company intends to update the historic feasibility study and environmental permit applications and advance the project toward development.

(5)   Geology

The Newsboy Project is an epithermal gold deposit and is one of several gold deposits that occur within a broad mineral belt that sweeps across the southwestern half of Arizona.  The Project area is located within the Basin and Range Province of Central Arizona.  Tertiary volcanic and sedimentary sequences rest unconformably on Proterozoic metamorphic and granitic rocks.  Middle Miocene faulting has dissected the tertiary sequences into a series of north-northwest homoclines that dip to the northeast.

The gold and silver mineralization at the Newsboy Project occurs in a shallow dipping, major brecciated shear zone referred to as the Newsboy Fault, which forms the local unconformable contact between the overlying brittle Tertiary volcanics and underlying Proterozoic metamorphic basement rocks.  This contact is a shallow dipping, blanket-like breccia ranging from 50 feet to 120 feet thick.  The deposit is cut by a series of northwest trending high angle faults, resulting in the Newsboy ore body being progressively down-dropped to the east.  The deposit is terminated on the west by one of these high angle faults, referred to as the “Wash Fault” but is open to the north, south and down dip.

Mineralization occurs in veins of white to light green banded quartz and is very low in sulphide minerals.  The gold and silver appear to have been introduced into the breccia with silica by a series of low temperature epithermal pulses of mineralized fluids partially filled open spaced fractures.  Extensive silicification accompanied mineralization and has been later overprinted by black, manganiferous calcite veining.  The gold deposition is surrounded by intense oxidizing hydrothermal activity that has altered the rhyolitic rocks to various assemblages of quartz, alunite and kaolinite.

The Newsboy breccia mineralization is exposed in Wash Fault which marks the western boundary of the ore body.  Elsewhere, Quaternary sediments, up to 60 feet in depth, cover the breccia.

Competition

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims.  Readily available commodities markets exist in the U.S. and around the world for the sale of minerals. Therefore, we will likely be able to sell minerals that we are able to recover.  We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally. We will also be subject to the regulations of the Bureau of Land Management (“BLM”) and Arizona with respect to four state leases at the Newsboy Project.

We are required to pay annual maintenance fees to the BLM to keep our Federal lode and placer mining claims in good standing. The maintenance period begins at noon on September 1st through the following September 1st and payments are due by the first day of the maintenance period.  The annual fee is $140.00 per claim.  The Arizona state lease payments currently are  $6,280 per year.

Future exploration drilling on any of our properties that consist of BLM land will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

Research and Development

We have not expended funds for research and development costs since inception.

Corporate Information

Our principal executive office is 897 Quail Run Drive, Grand Junction, CO 81505.  Our main telephone number is (970) 270-8306. Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission’s website at www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.

Properties

Our principal executive offices occupy approximately 230 square feet in Grand Junction, CO for a monthly payment of $600 per month. Total rent payments for 2011 at this location was approximately $1,800.00 and are anticipated to be approximately $7,200.00 in 2012. We believe that our facilities are adequate to meet our needs for the foreseeable future.

Employees

As of October 5, 2011, we employed two full-time employees and no part-time employees, none of which are represented by labor unions. We believe that our relationship with our employees is satisfactory, but there can be no assurances that we will not experience labor strikes or disturbances in the future.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Company Overview

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

Standard Gold Corp. ("Standard Gold") was incorporated on January 12, 2010 under the laws of the State of Nevada. Standard Gold’s activities to date have been limited to the acquisition and exploration of mining properties. Standard Gold has been in the exploration stage since its formation and has not realized any revenues from its planned operations.

Because Standard Gold was incorporated on January 12, 2010, there is no comparative period for the period of inception through December 31, 2010 or for the six months ended June 30, 2011.

Results of Operations

Period of Inception (January 12, 2010) Through December 31, 2010

We are still in the exploration stage and have no revenues to date.  The following table presents the results of operations of Standard Gold from inception January 12, 2010 through December 31, 2010

Inception (January 12, 2010) through 12/31/2010

Revenue	$0

Operating expenses:
Assessment work	11,060
Filing Fees	5,260
Auto Rental	1,150
Legal	9,200
Professional Fees	2,400
Travel	1,120

Total operating expenses	30,190

Net Operating Loss	(30,190)

Other income (expense):
Interest expense	(10,358)

Net loss	$(40,548)

Revenues

We have not generated revenue from mining operations.  We would need additional financing to cover future exploration costs on any property we secure; we currently do not have any financing arranged.   Future exploration would be subject to financing.

Operating Expenses

Operating expenses for the period of inception through December 31, 2010  was $30,190 and consisted mainly of corporate and project administrative expenses, legal and accounting services, land holding costs and technical evaluations.

Interest Expense

Interest expenses of $10,358 for the period of inception through December 31, 2010  was  primarily due to the origination of a note payable, dated June 21, 2010, in the amount of $100,000 issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

Net Loss

As there were no revenues, the net loss for the period of inception through December 31, 2010 was $40,548.

Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2011

	Three Months Ended 6/30/2011	Three Months Ended 6/30/2010

Revenue	$0	$0

Operating expenses:
Assessment work	0	0
Filing Fees	0	0
Auto Rental	0	0
Legal	0	0
Professional Fees	25,761	0
Travel	0	0

Total operating expenses	25,761	0

Net Operating Loss	(25,761)	0

Other income (expense):
Interest expense	(6,408)	0

Net loss	$(32,169)	$0

Revenues

We have not generated revenue from mining operations.  We would need additional financing to cover future exploration costs on any property we secure; we currently do not have any financing arranged.   Future exploration would be subject to financing.

Operating Expenses

Operating expenses consist primarily of general and administrative, assessment work, legal and professional fees.  Total operating expenses for the three months ended June 30, 2011 were $25,761 compared to $0 for the three months ended June 30, 2010.  The increase of $25,761 or 100% was primarily due to audit and accounting fees.

Interest Expense

Interest expense for the three months ended June 30, 2011 was $(6,408) compared to $0 for the three months ended June 30, 2010.  The increase of $6,408 or 100% was primarily due to the origination of the following notes payable:

On December 23, 2010, Standard Gold issued a $30,800 unsecured note to Copper Eagle, Inc. The note is payable within five days of demand and bears interest at the rate of 18% per annum.  The proceeds of the note were used to repay a previous bridge loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp., Oliver Lindsay,  is also the Executive Vice President of Standard Gold.

Net Loss

Net loss for the three months ended June 30, 2011 were $32,169 compared to $0 for the three months ended June 30, 2010.  The increase of $32,169 or 100% was primarily due to the increase in accounting and auditing fees and the interest expense related to notes payable originated after June 30, 2010.

Six Months Ended June 30, 2011 Compared to the Period of Inception (January 12, 2010) through June 30, 2010

	Six Months Ended 6/30/2011	Inception (January 12, 2010) through 6/30/2010

Revenue	$0	$0

Operating expenses:
Assessment work	0	0
Filing Fees	0	0
Auto Rental	0	0
Legal	0	0
Professional Fees	25,761	0
Travel	0	0

Total operating expenses	25,761	0

Net Operating Loss	(25,761)	0

Other income (expense):
Interest expense	(12,402)	0

Net loss	$(38,163)	$0

Revenues

We have not generated revenue from mining operations.  We would need additional financing to cover future exploration costs on any property we secure; we currently do not have any financing arranged.   Future exploration would be subject to financing.

Operating Expenses

Operating expenses consist primarily of general and administrative, assessment work, legal and professional fees.  Total operating expenses for the period from inception through June 30, 2010 were $0.  For the six-month period ended June 30, 2011 total operating expenses were $25,761, an increase of 100%.  The increase in operating expenses is primarily due to audit and accounting fees.

Interest Expense

Interest expense for the period from inception through June 30, 2010 was $0 and for the six months ended June 30, 2011 was $12,402. The increase of $12,402 or 100% was primarily due to the origination of the following notes payable:

On December 23, 2010, Standard Gold issued a $30,800 unsecured note to Copper Eagle, Inc. The note is payable within five days of demand and bears interest at the rate of 18% per annum.  The proceeds of the note were used to repay a previous bridge loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp., Oliver Lindsay, is also the Executive Vice President of Standard.

Net Loss

Net loss for the period from the period of inception through June 30, 2010 was $0 compared to a net loss of $38,163 for the six months ended June 30, 2011.  The increase of $38,163 or 100% in net loss was attributable to increased operating expenses.

Capital Resources and Liquidity

Standard Gold’s total assets at June 30, 2011 were $102,821 of which current assets were $2,521 and current liabilities were $178,711.  Significant losses from operations have been incurred since inception and there is an accumulated deficit of $78,711 as of June 30, 2011.  Continuation as a going concern is dependent upon attaining profitable operations while maintaining current fixed expense levels.

On December 23, 2010, Standard Gold issued a $30,800 unsecured note payable to Copper Eagle, Inc. The note is payable within five days of demand and bears interest at the rate of 18% per annum.  The proceeds of the note were used to repay a previous loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp. is also an officer of Standard Gold.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Recent Accounting Pronouncements

See Note 2 of our Audited and Interim Financial Statements, included as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We are a new company with a short operating history and have only lost money.

Standard Gold Corp., our exploration and operating subsidiary, was formed in January 2010. Our operating history consists of starting our preliminary exploration activities. We have no income-producing activities from mining or exploration. We have already lost money because of the expenses we have incurred in acquiring the rights to explore our properties and starting our preliminary exploration activities. Exploring for gold and other minerals or resources is an inherently speculative activity. There is a strong possibility that we will not find any commercially exploitable gold or other deposits on our properties. Because we are an exploration company, we may never achieve any meaningful revenue.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues.  As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Exploring for gold is an inherently speculative business.

Natural resource exploration, and exploring for gold in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

We will need to obtain additional financing to fund our exploration program.

We do not have sufficient capital to fund our exploration program as it is currently planned or to fund the acquisition and exploration of new properties. Based on results of our exploration phases and limits of only using funds raised to date, we plan to spend a minimum of $1,500,000 and up to $2,400,000 through 2012,  including the costs of being a public company.  We will require additional funding.  We do not have any sources of funding.  We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

 The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued credit crisis and related turmoil in the global financial system may have an impact on our business and financial position. The recent high costs of fuel and other consumables may negatively impact costs of our operations. In addition, the financial crisis may limit our ability to raise capital through credit and equity markets. As discussed further below, the prices of the metals that we may produce are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis.

We do not know if our properties contain any gold or other minerals that can be mined at a profit.

The properties on which we have the right to explore for gold are not known to have any deposits of gold which can be mined at a profit (as to which there can be no assurance). Whether a gold deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of gold, which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

We are a junior gold exploration company with no mining operations and we may never have any mining operations in the future.

Our business is exploring for gold and to a lesser extent, other minerals. In the event that we discover commercially exploitable gold or other deposits, we will not be able to make any money from them unless the gold or other minerals are actually mined or we sell all or a part of our interest. Accordingly, we will need to find some other entity to mine our properties on our behalf, mine them ourselves or sell our rights to mine to third parties. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. In the  event we assume any operational responsibility for mining our properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that we will choose to not be insured against this risk because of high insurance costs or other reasons.

Our business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities). However, if we   mine one or more of our properties and  retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated   from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.

We may be denied the government licenses and permits which we need to explore on our properties. In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine our properties.

            Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The value of our properties are subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability in the unlikely event we ever commence mining operations or our opportunity to sell our rights to mine, will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral-producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

Our properties in Arizona and Nevada are comprised of two patented parcels, four State leases, twelve unpatented placer claims, and one hundred and sixty nine unpatented lode claims. These unpatented claims were created and maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Although the annual payments and filings for these claims, leases and patents have been maintained,  we have not conducted a title search on our Newsboy and Bullfrog project properties. The uncertainty resulting from not having a title search on the properties leaves us exposed to potential title suits. Defending any challenges to our property titles may be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our properties. We are not insured against challenges, impairments or defects to our property titles, nor do we intend to carry title insurance in the future. Potential conflicts to our mineral claims are discussed in detail elsewhere herein.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

The U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we are subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 4% of gross revenue on new mining operations located on federal public land, which would have applied to substantial portions of our properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we may find on our properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business model.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climates, which could prevent or impair us from exploring our properties year-round.

The local climates in Arizona and Nevada may impair or prevent us from conducting exploration activities on our properties year-round. Because of their rural locations and limited infrastructure in these areas, our properties are  generally impassible during  and after rain or snow seasons.  During these periods, it may be difficult or impossible for us to access our properties, make repairs, or otherwise conduct exploration activities on it. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our properties, or may otherwise prevent us from conducting exploration activities on our properties.

We do not carry any property or casualty insurance and do not intend to carry such insurance in the future.

Our business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time, nor do we intend to carry this type of insurance in the future (except that we will carry all insurances that we are required to by law, such as motor vehicle and workman’s compensation plus other coverages that may be in the best interest of the Company). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often  not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities which will adversely affect our financial condition.

Risks Relating to our Organization and our Common Stock

Exercise of options and warrants and/or conversion of preferred stock will dilute your percentage of ownership.

We have authorized for issuance options to purchase 4,060,000 shares of our common stock and may issue options to purchase up to an aggregate of 4,500,000 shares of common stock under our 2011 Equity Incentive Plan.  We also have warrants to purchase 4,563,625 shares of our common stock issued and outstanding and 4,586,539 shares of Series A Preferred Stock which are convertible into shares of common stock on a one for one basis.  In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

We expect that we may experience a period of rapid and substantial growth that may place a strain on our administrative infrastructure. As our business needs expand, we intend to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the expected growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Mr. Beling, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director and Mr. Lindsay, the Chairman of our Board of Directors.  We may not be successful in attracting, assimilating and retaining our employees in the future.

As a result of the Merger, Standard Gold became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, Standard Gold became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (including reporting of the Merge) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Standard Gold had remained privately held and did not consummate the Merger.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Since August 11, 2011, our common stock has been quoted for trading on the OTC Bulletin Board under the symbol BFGC.OB, and, as soon as is practicable, we intend to apply for listing of our common stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility. Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants or upon the conversion of our Series A Preferred Stock, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our common stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. Our investors may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market of our common stock.

The Securities and Exchange Commission and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets. Until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. A small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities. Accordingly, the supply of common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock, will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of stock.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of October 6, 2011 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger and the Split-off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Bullfrog Gold Corp, 897 Quail Run Drive, Grand Junction, CO 81505.  Shares of common stock subject to options, warrants, conversion rights or other rights currently exercisable or exercisable within 60 days of October 6, 2011, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Executive Officers and Directors:
David Beling (2)	2,200,000	7.35%
Alan Lindsay (3)	1,308,859	4.35%
Derrick Townsend (4)	2,795,096	9.35%
Sandor Capital Master Fund, LP (5)	1,757,135	5.88%
Lindsay Capital Corp. (6)	4,046,460	13.53%
Barry Honig (7)	2,516,684	8.42%
All executive officers and directors as a group (2 persons) (2) (3)	3,508,859	11.7%

________________________

(1)	Based on 29,897,846 shares of our common stock issued and outstanding as of October 5, 2011.

(2)
Represents shares held by the Beling Family Trust of which David Beling has voting and dispositive power.  Excludes Warrants to purchase 100,000 shares of the Company's common stock at $0.60 per share, issued to the Beling Family Trust in the Private Placement. Excludes 1,250,000 options exercisable at $0.40 per share that will not vest within 60 days. The Warrants may not be exercised and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of common stock, unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant. The number of shares reflected in the Beneficial Ownership Table is limited accordingly.

(3)
Includes 200,000 options exercisable at $0.40 per share that will vest within 60 days and 151,874 shares held by Mr. Lindsay’s wife.  Excludes 1,000,000 exercisable at $0.40 per share that will not vest within 60 days.

(4)
Includes options to purchase 100,000 shares of the Company’s common stock at $0.40 per share, which are exercisable within 60 days.  Excludes options to purchase 500,000 shares of common stock at $0.40 per share that are not exercisable within 60 days. Excludes warrants to purchase 62,500 shares of the Company's common stock at $0.60 per share. The Warrants may not be exercised and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of common stock, unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant. The number of shares reflected in the Beneficial Ownership Table is limited accordingly.

(5)
John Lemak holds voting and dispositive power over shares held by Sandor Capital Master Fund LP. Excludes warrants to purchase 625,000 shares of the Company's common stock at $0.60 per share. The Warrants may not be exercised and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of common stock, unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant. The number of shares reflected in the Beneficial Ownership Table is limited accordingly.

(6)	Oliver Lindsay holds voting and dispositive power over shares held by Lindsay Capital Corp. Does not include 687,500 shares of Series A Preferred Stock or warrants to purchase 356,375 shares of common stock at $0.60 per share. The Warrants and the Preferred Stock may not be exercised or converted, as the case may be, and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise or conversion (as the case may be) exceeds 4.99% of the issued and outstanding shares of common stock unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant or the Series A Certificate of Designation. The number of shares reflected in the Beneficial Ownership Table is limited accordingly.

(7)
Excludes 1,086,539 shares of Series A Preferred Stock and warrants to purchase 187,500 shares of common stock at $0.60 per share. Excludes 1,000,000 shares of Series A Preferred Stock and warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $0.60 held by GRQ Consultants, Inc. 401(k), of which such shares Barry Honig holds voting and dispositive power. Also excludes 250,000 shares of Series A Preferred Stock and warrants to purchase 125,000 shares of common stock at $0.60 per share held by GRQ Consultants, Inc. Defined Benefit Plan, of which such shares Barry Honig holds voting and dispositive power. The Warrants and the Preferred Stock may not be exercised or converted, as the case may be, and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise or conversion (as the case may be) exceeds 4.99% of the issued and outstanding shares of common stock unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant or the Series A Certificate of Designation. The number of shares reflected in the Beneficial Ownership Table is limited accordingly.

Executive Officers and Directors

The following persons are our executive officers and directors as of September 30, 2011, and hold the positions set forth opposite their respective names.

Name	Age	Position
David Beling	70	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Alan Lindsay	61	Chairman

David Beling

Mr. Beling, 70, has been a management consultant with D C Beling & Associates, LLC since January 1, 2011 and was Executive Vice President and Chief Operating Officer of Geovic Mining Corp. (TSXV) from January 1, 2004 through December 31, 2010.  Mr. Beling has served as a member of the board of directors of  Quantum Rare Earths Dev. Corp (TSXV) since June 6, 2011.  Mr. Beling was a member of the Boards of Directors of Coyote Resources, Inc. (OTCBB) from March 17, 2011 until September 2011, Romarco Minerals, Inc. (TSX) until September 2009 and Rare Element Resources (TSXV) until March 2008.  Mr. Beling was the President and COO of AZCO Mining Inc. (TSXV: AMEX) from 1992 through 1996 and the Senior Vice President of Hycroft Resources & Dev. Inc. (VSX) from 1987 until 1992. He previously worked for several major US and junior Canadian mining companies. Mr. Beling was chosen as a director of the Company based on his 47 years of professional, management and executive experience in the mining industry, particularly with the evaluation, development and production of several precious metal projects.

Alan Lindsay

           Mr. Lindsay is the co-founder of Uranium Energy Corp. and served as Chairman of the Company since December 2005. He is also a founder of MIV Therapeutics Inc. ("MIVT") and from 2001 to January 2008 served as the Chairman, President and CEO.  Mr. Lindsay was a founder of AZCO Mining and served as chairman, president and CEO of AZCO from 1992 to 2000. AZCO was listed on the Toronto and American Stock Exchanges. Mr. Lindsay also co-founded Anatolia Minerals Development and New Oroperu Resources, two publicly traded companies with gold discoveries. Mr. Lindsay was chairman of TapImmune from 2007 to 2009 and helped reorganize the company and arranged for the acquisition of the technology from The University of British Columbia. Mr. Lindsay was a Director of Strategic American Oil Corporation from 2007-2010.  Mr. Lindsay served on the board of directors of Hana Mining Ltd. from 2005 to 2008.  Mr. Lindsay was chosen to be a director of the Company based on his general industry experience.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

There are no family relationships between any of our directors and our executive officers.

Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Corporate Governance

Meetings and Committees of the Board of Directors

Our Board of Directors did not hold any formal meeting during the year ended December 31, 2010.

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee.  Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in the best interests of the Company and its shareholders to separate these roles.  Mr. Beling is our President, Chief Executive Officer and Chief Financial Officer.  Mr. Lindsay is the Chairman of our Board of Directors. We believe it is in the best interest of the Company to have the Chairman and Chief Executive Officer roles separated because it allows us to separate the strategic and oversight roles within our board structure.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Although there are many other factors, the Board seeks individuals with experience on public company boards as well as experience with advertising, marketing, legal and accounting skills.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks.  Mr. David Beling, a director and our President and Chief Executive Officer works closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. The Board focuses on these key risks and interfaces with management on seeking solutions.

Board Independence

We currently have 2 directors serving on our board of directors, Mr. Beling and Mr. Lindsay.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the American Stock Exchange, Mr. Lindsay would be considered an independent director of the Company.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and chief financial officer.  No other executive officer had annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Beling, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (1)	2010	--	--	--	--	--	--	--	--
	2009	--	--	--	--	--	--	--	--
Alan Lindsay, Chairman (1)	2010	--	--	--	--	--	--	--	--
	2009	--	--	--	--	--	--	--	--
Andrea Schlectman (2)	2010	--	--	--	--	--	--	--	--
	2009	--	--	--	--	--	--	--	--
Joshua Bleak (3)	2010	--	--	--	--	--	--	--	--
	2009	--	--	--	--	--	--	--	--
___________

(1)	Appointed on July 27, 2011
(2)	Resigned on July 27, 2011
(3)	Chief Executive Office of Standard Gold Corp. since January 12, 2010

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to our named executive officers as of December 31, 2010.

Stock Incentive Plan

On September 30, 2011, our board adopted the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan reserves 4,500,000 shares of common stock for grant to directors, officers, consultants, advisors or employees of the Company.  Upon the closing of the Merger, we authorized for issuance under the 2011 Equity Incentive Plan options to purchase an aggregate of 4,060,000 shares of our common stock at an exercise price of $0.40 per share, of which options to purchase 1,250,000 shares were issued to Mr. Beling, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director, options to purchase 1,200,000 shares were issued to Mr. Lindsay, the Chairman of our board of directors, and options to purchase 1,610,000 shares were issued to certain consultants and employees of the Company.

Employment Agreements

On September 30, 2011, we entered into an employment agreement with David Beling pursuant to which Mr. Beling would serve as our President and Chief Executive Officer for a period of two years in consideration for an annual salary of $200,000 and options to purchase an aggregate of 1,250,000 shares of the Company’s common stock at a strike price of $0.40 per share.  The term of the option is ten years and vest 25% after six months and 25% for each additional 6-month period thereafter.  Mr. Beling will receive a signing bonus of $16,666.

Director Compensation

We have not adopted compensation arrangements for members of our board of directors.

Directors’ and Officers’ Liability Insurance

The Company is in process of obtaining directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures the Company against losses which we may incur in indemnifying our officers and directors.  In addition, the Company has entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws,  and the Company’s Certificate of Incorporation and Bylaws.

Certain Relationships and Related Transactions

Except as described below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Bullfrog Gold Corp.

On September 25, 2007, 1,500 shares were issued to Andrea Schlectman, our then President, Principal Executive Officer, Principal Financial Officer and Director, in connection with the organization of the Company.

 On June 1, 2008, 2,500,000 shares were issued to Andrea Schlectman  as  reimbursement  for Ms. Schlectman's payment of $5,000 on behalf of the Company for its mining claim.

Ms. Schlectman made certain loans to the Company which were interest free and bore no specific terms for repayment.  As of July 31, 2011, the balance due on the loans was $56,500.  The Company was relieved of any obligation to pay the foregoing loan pursuant to the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of September 30, 2011.

On August 12, 2011, the Company sold an aggregate of 2,000,000 shares of common stock to the Beling Family Trust, of which David Beling, our President, Chief Executive President, Chief Financial Officer and Director, holds voting and dispositive power, for an aggregate purchase price of $200.

On September 30, 2011, the Beling Family Trust, of which David Beling, our President, Chief Executive President, Chief Financial Officer and  Director holds voting and dispositive power, purchased 200,000 Units in the Private Placement.

Pursuant to Mr. Beling’s employment contract with the Company, the Company will reimburse Mr. Beling $600 per month for space used for the Company’s current principal executive office.

Standard Gold Corp.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp., Oliver Lindsay,  is also the Executive Vice President of Standard Gold.

Security Ownership of Certain Persons

The following information is as of October 6, 2011 regarding the beneficial ownership of our common stock of certain persons. Barry Honig was a shareholder of Standard Gold who, upon consummation of the Merger, received 711,539 shares of the Company’s Series A Preferred Stock.  Additionally, Barry Honig purchased a promissory note from the Company in the aggregate principal amount of $150,000 which was, by its terms, converted into an aggregate of 375,000 Units offered in the Private Placement. Additionally, GRQ Consultants Inc. 401K (“GRQ 401K”) converted an aggregate of $400,000 in debt held in Standard Gold into an aggregate of 1,000,000 Units in the Private Placement.  Furthermore, GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined Benefit Plan”) converted $100,000 of debt in Standard Gold into an aggregate of 250,000 Units in the Private Placement.  All Units received by Barry Honig or his affiliated entities consisted solely of Series A Preferred Stock.  Mr. Honig is also the beneficial owner of 2,516,684 shares of the Company’s common stock, individually.

Alan Honig, as custodian for Cameron Honig, Jacob Honig, Harrison Honig and Ryan Honig, held an aggregate of 1,538,461 shares of common stock of Standard Gold which were exchanged for an aggregate of 1,538,461 shares of the Company’s common stock upon consummation of the Merger.  Additionally, Alan Honig, as custodian for Cameron Honig, Jacob Honig, Harrison Honig and Ryan Honig, purchased an aggregate of 250,000 Units in the Private Placement for an aggregate purchase price of $100,000.

Barry Honig holds voting and dispositive power over the shares owned by GRQ 401K and GRQ Defined Benefit Plan and is the son of Alan Honig.   Barry Honig is the father of Cameron Honig, Jacob Honig, Harrison Honig and Ryan Honig.  None of the foregoing persons is an officer or director of the Company, and the Company does not consider any of such persons, individually or in the aggregate, to be in a position to exercise control over the business or affairs of the Company as a result of the ownership of our securities or otherwise.  Other than pursuant to the terms of such securities, there are no restrictions on the disposition of shares by any of the foregoing persons of entities.

Market Information

Our Common Stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol BFGC.OB. There is currently no trading market in our stock.

              The registrar and transfer agent for our common stock is Empire Stock  Transfer Inc., located at 1859 Whitney Mesa Drive,  Henderson,  NV 89014. Their telephone number is (702) 818-5898.

As of October 6, 2011, we had approximately 72 shareholders of record of our Common Stock.

Dividend Policy

We have not previously paid any cash dividends on our Common Stock and do not anticipate or contemplate paying dividends on our Common Stock in the foreseeable future.  We currently intend to use all our available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2010, we had not adopted an equity compensation plan.  On September 30, 2011, we adopted the 2011 Equity Compensation Plan and reserved 4,500,000 shares for issuance thereunder.

Unregistered Sales of Equity Securities

Sales by Standard Gold

Between February 2010 and August 2011, Standard Gold sold an aggregate of 10,357,135 (post-reverse split on 1 for 3.25 basis) shares of common stock at a per share purchase price of $0.0001 to approximately 42 subscribers.

On August 30, 2011, Standard Gold issued 4,000,000 (post-reverse split on 1 for 3.25 basis) shares of common stock to Aurum and its designees in consideration for the assignment of Aurum’s option to purchase under Aurum’s Option to Purchase and Royalty Agreement with Southwest, as further described herein.

In January 2010, Standard Gold issued 923,077 (post-reverse split on 1 for 3.25 basis) shares to NPX Metals, Inc. under the terms of that certain Agreement of Conveyance, Transfer and Assignment with Bullfrog Holdings, Inc. and NPX Metals, Inc., as amended and restated, in consideration for the rights and title to the Bullfrog Gold mining claim.

On December 23, 2010, Standard Gold issued a $30,800 unsecured note to Copper Eagle, Inc. The note is payable within five days of demand and bears interest at the rate of 18% per annum.  The proceeds of the note were used to repay a previous loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp. is also an officer of Standard Gold.

The sales of the securities discussed above were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by Bullfrog Gold Corp.

On July 23, 2007, the Company issued  1,500  shares of  common  stock to Andrea Schlectman, for total proceeds of $10,000.

On June 1, 2008, the Company issued 2,500,000 shares of common stock to Andrea Schlectman for total proceeds of $5,000.

On June 17, 2010 the Company issued 1,000,000  shares of common  stock to 30 subscribers for gross proceeds of $10,000.

On August 12, 2011, the Company sold an aggregate of 2,000,000 shares of common stock to the Beling Family Trust for an aggregate purchase price of $200.  David Beling, the Company’s President, Chief Executive Officer, Chief Financial Officer and Director, holds voting and dispositive power over the shares held by the Beling Family Trust.

On August 30, 2011, the Company sold a convertible promissory note in the principal amount of $150,000 to Barry Honig.

On September 30, 2011, the Company issued an aggregate of 4,060,000 ten year options to purchase shares of the Company's common stock exercisable at $0.40 per share.  1,660,000 of the options (of which 1,250,000 were issued to David Beling, our President, Chief Executive Officer, Chief Financial Officer and Director) vest 25% every six months over a period of two years beginning on the six month anniversary of the date of issuance.  2,400,000 of the options (of which 1,200,000 were issued to Alan Lindsay, our Chairman) vest in equal monthly installments over a period of twelve (12) months.

On September 30, 2011, the Company sold an aggregate of 9,127,250 Units in the Private Placement, which is further described in Item 3.02 herein.

The sales of the securities discussed above were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Description of Capital Stock

Authorized Capital Stock

           We have authorized 250,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 50,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger and the Split-off, we have issued and outstanding securities on a fully diluted basis:

•	29,897,846 shares of common stock;

•	4,586,539 shares of Series A Convertible Preferred Stock;

•	Warrants to purchase 4,563,625 shares of common stock

•	Options to purchase 4,060,000 shares of common stock

Common Stock

The holders of the Common Stock will be entitled to one vote per share. In addition, the holders of the Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the Common Stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Board of Directors has designated 5,000,000 shares of Preferred Stock as “Series A Preferred Stock”.  Each share of Series A Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock.  The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Options and Warrants

Options under the Plan

The Company has adopted its 2011 Equity Incentive Plan pursuant to which 4,500,000 shares of the Company’s Common Stock are reserved for issuance to employees, directors, consultants, and other service providers. On September 30, 2011, we authorized for issuance an aggregate of 4,060,000 ten year options exercisable at $0.40 per share.  1,660,000 of the options (of which 1,250,000 were issued to David Beling, our President, Chief Executive Officer, Chief Financial Officer and Director) vest 25% every six months over a period of two years beginning on the six month anniversary of the date of issuance.  2,400,000 of the options (of which 1,200,000 were issued to Alan Lindsay, our Chairman) vest in equal monthly installments over a period of twelve (12) months.

Warrants

In connection with the Private Placement, we issued three year warrants to purchase an aggregate of 4,563,625 shares of our common stock at an exercise price of $0.60 per share, subject to certain adjustments (the “Private Placement Warrants”).  The Private Placement Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  For a period of twelve months from the date of issuance, the Private Placement Warrant contains standard anti-dilution protection in the event the Company’s issues common stock at a lower per share price. The Warrants may be exercised on a cashless basis in the event there is no effective registration statement registering the resale of the underlying common stock at any time after the Effectiveness Date (as defined in the Registration Rights Agreement).

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

See Item 4.01 herein.

Item 3.02  Unregistered Sales of Equity Securities.

Sale to our Chief Executive Officer

On August 12, 2011, the Company sold an aggregate of 2,000,000 shares of common stock for an aggregate purchase price of $200 to the Beling Family Trust, of which David Beling, its President, Chief Executive Officer, Chief Financial Officer and director holds voting and dispositive power.

Private Placement

On September 30, 2011, the Company entered into subscription agreements (the “Agreements”) with certain investors (the “Investors”) whereby it sold an aggregate of 9,127,250 units (the “Units”), at a purchase price $0.40 per Unit for an aggregate purchase price of $3,650,900 (the “Private Placement”).  As part of the Private Placement (and inclusive in the foregoing), the Company (i) exchanged the bridge note in the aggregate principal amount of $150,000 issued by the Company to Barry Honig on a dollar for dollar basis into 375,000 Units in the Private Placement, (ii) converted an aggregate of $140,900 principal amount of promissory notes issued by Standard Gold into an aggregate of 352,250 Units in the Private Placement, (iii) converted an aggregate of $550,000 of debt and advances to Standard Gold on a dollar for dollar basis into an aggregate of 1,375,000 Units in the Private Placement and (iv) exchanged an aggregate of $100,000 of debt owed for consulting services provided to the Company, on a dollar for dollar basis, into an aggregate of 250,000 Units in the Private Placement. Each Unit consists of: (i) one share of the Company’s common stock, par value $0.0001 per share (at the election of any purchaser who would, as a result of purchase of Units, become a beneficial owner of five (5%) percent or greater of the outstanding  Common Stock of the Company, the Units shall consist of (in lieu of one share of Common Stock) one share of the Company’s Series A Preferred Stock, par value $0.0001 per share which is convertible into one share of Common Stock) and (ii) a three (3) year warrant to purchase 50% percent of the number of shares purchased in the Private Placement at a per share exercise price of $0.60.  An aggregate of 3,875,000 Units consist of Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible into one share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock.  The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

The Warrants may be exercised until the third anniversary of their issuance at a cash exercise price of $0.60 per share, subject to adjustment.   The Warrants contain anti-dilution protection for a period of twelve (12) months from the date of issuance such that (with the exception of Excepted Issuances, as defined in the Warrants) if the Company issues common stock prior to the complete exercise of the Warrant for consideration less than the Exercise Price, then the Exercise Price shall be reduced to such lower price. The Warrants may be exercised on a cashless basis in the event there is no effective registration statement registering the resale of the underlying common stock at any time after the Effectiveness Date (as defined in the Registration Rights Agreement).

The Company has entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants, as well as Common Stock underlying the warrants issued to the placement agent(s) within 180 days (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 360 days  (the “Effectiveness Date”).

The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC and provided further that the Company shall not be obligated to pay liquidated damages at any time following the one year anniversary of the Final Closing Date (as defined in the Subscription Agreements).

The Units were all sold and issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 4.01 Change in Registrant’s Certifying Accountant

On September 30, 2011, the board of directors of the Company approved the dismissal of Bernstein & Pinchuk LLP  (“B&P”) as the Company’s independent registered public accounting firm.  B&P’s dismissal was effective immediately.

During the fiscal years ended October 31, 2010 and 2009, B&P’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except B&P’s audit report for the years ended October 31, 2010 and 2009 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended October 31, 2010 and 2009 and the subsequent period through September 30, 2011, (i) there were no disagreements between the Company and B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&P, would have caused B&P to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On October 3, 2011, the Company provided B&P with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that B&P furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated October 5, 2011, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On September 30, 2011, the Company engaged Peterson Sullivan LLP (“Sullivan”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2011. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on September 30, 2011.

During the years ended October 31, 2010 and 2009 and the subsequent interim period through September 30, 2011, the Company did not consult with Sullivan regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2011, as a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, the Company’s fiscal year end was changed from October 31 to December 31 (the fiscal year-end of Standard Gold Corp.).

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Standard Gold’s audited financial statements for the period from January 12, 2010 (inception) through December 31, 2010, and (ii) Standard Gold’s unaudited financial statements for the three months ended June 30, 2011 and 2010, six months ended June 30,2011 and the period January 12, 2010 (inception) through June 30, 2010, are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 30, 2011, by and among Bullfrog Gold Corp., Standard Gold Corp.. and Bullfrog Gold Acquisition Corp.*

2.2	Certificate of Merger, dated September 30, 2011 merging Bullfrog Gold Acquisition Corp. with and into Standard Gold Corp.*

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on July 22, 2011)*

3.2	Amended and Restated Bylaws (Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on July 22, 2011)*

10.1	Form of Subscription Agreement*

10.2	Form of Registration Rights Agreement*

10.3	Form of Warrant*

10.4	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation*

10.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (Split-off)*

10.6	Stock Purchase Agreement (Split-off)*

10.7	Form of Directors and Officers Indemnification Agreement*

10.8	Bullfrog Gold Corp. 2011 Equity Incentive Plan*

10.9	Form of 2011 Incentive Stock Option Agreement*

10.10	Form of 2011 Non-Qualified Stock Option Agreement*

10.11	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Standard Gold Corp and Aurum National Holdings Ltd*

10.12	Amended and Restated Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Standard Gold Corp, Bullfrog Holdings, Inc. and NPX Metals, Inc.*

10.13	Option to Purchase and Royalty Agreement between Standard Gold Corp. and Southwest Exploration, Inc.*

10.14	Promissory Note*

10.15	Employment Agreement between Bullfrog Gold Corp. and David Beling

Exhibit No.	Description

16.1	Letter from Bernstein & Pinchuk*

21	List of Subsidiaries*

99.1	Standard Gold Corp. audited financial statements for the period from January 12, 2010 (inception) through December 31, 2010*

99.2	Standard Gold Corp. unaudited financial statements for the three months ended June 30, 2011 and 2010

99.3	Pro forma unaudited consolidated financial statements for the six months ended June 30, 2011 and the period from January 12, 2010 (inception) through June 30, 2010*

*	Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 7, 2011

BULLFROG GOLD CORP.

By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer